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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

  At April 30, 1995, the Registrant had the following subsidiary companies, all of which are wholly owned unless otherwise indicated in the footnotes:

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                                                                JURISDICTION OF
       COMPANY                                                   INCORPORATION
       -------                                                  ---------------
Subsidiaries producing manufactured housing:
  Fleetwood Homes of Alabama, Inc. ............................ Alabama
  Fleetwood Homes of Arizona, Inc. ............................ Arizona
  Fleetwood Homes of California, Inc. ......................... California
  Fleetwood Homes of Florida, Inc. ............................ Florida
  Fleetwood Homes of Georgia, Inc. ............................ Georgia
  Fleetwood Homes of Idaho, Inc. .............................. Idaho
  Fleetwood Homes of Indiana, Inc. ............................ Indiana
  Fleetwood Homes of Kentucky, Inc.(1)......................... Kentucky
  Fleetwood Homes of Mississippi, Inc. ........................ Mississippi
  Fleetwood Homes of North Carolina, Inc. ..................... North Carolina
  Fleetwood Homes of Oklahoma, Inc.(1)......................... Oklahoma
  Fleetwood Homes of Oregon, Inc. ............................. Oregon
  Fleetwood Homes of Pennsylvania, Inc. ....................... Pennsylvania
  Fleetwood Homes of Tennessee, Inc. .......................... Tennessee
  Fleetwood Homes of Texas, Inc. .............................. Texas
  Fleetwood Homes of Virginia, Inc. ........................... Virginia
  Fleetwood Homes of Washington, Inc. ......................... Washington
  North River Homes, Inc.(2)................................... Alabama
Subsidiaries producing motor homes:
  Fleetwood Motor Homes of California, Inc. ................... California
  Fleetwood Motor Homes of Indiana, Inc. ...................... Indiana
  Fleetwood Motor Homes of Pennsylvania, Inc. ................. Pennsylvania
  Niesmann & Bischoff GmbH(3).................................. Germany
Subsidiaries producing travel trailers:
  Fleetwood Travel Trailers of California, Inc. ............... California
  Fleetwood Travel Trailers of Indiana, Inc. .................. Indiana
  Fleetwood Travel Trailers of Maryland, Inc. ................. Maryland
  Fleetwood Travel Trailers of Nebraska, Inc. ................. Nebraska
  Fleetwood Travel Trailers of Ohio, Inc. ..................... Ohio
  Fleetwood Travel Trailers of Oregon, Inc. ................... Oregon
  Fleetwood Travel Trailers of Texas, Inc. .................... Texas
  Fleetwood Travel Trailers of Virginia, Inc. ................. Virginia
  Fleetwood Canada Ltd.(4)..................................... Ontario, Canada
Subsidiary producing truck campers:
  Fleetwood Recreational Vehicles of Michigan, Inc. ........... Michigan
Subsidiary producing folding trailers:
  Fleetwood Folding Trailers, Inc. ............................ Delaware
Other subsidiaries:
  Buckingham Development Co. .................................. California
  C.V. Aluminum, Inc.(1)....................................... California
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                                                                JURISDICTION OF
       COMPANY                                                   INCORPORATION
       -------                                                  ---------------
  Continental Lumber Products, Inc. ........................... California
  FLE Corp. ................................................... California
  Fleetwood Credit Corp. ...................................... California
  Fleetwood Credit Receivables Corp.(5)........................ California
  Fleetwood Deutschland GmbH(4)................................ Germany
                                                                U.S. Virgin
  Fleetwood Foreign Sales Corp. ............................... Islands
  Fleetwood Holidays, Inc. .................................... Florida
  Fleetwood Insurance Services, Inc. .......................... California
  Fleetwood International, Inc. ............................... California
  Gibraltar Insurance Company, Ltd. ........................... Bermuda
  Gold Shield, Inc. ........................................... California
  Gold Shield of Indiana, Inc. ................................ Indiana
  GSF Installation Co. ........................................ California
  Hauser Lake Lumber Operation, Inc. .......................... Idaho
  Niesmann & Bischoff Clou Mobile Verwaltungsgesellschaft
   mbH(6)...................................................... Germany
  Niesmann & Bischoff Clou Mobile GmbH & Co. KG(7)............. Germany

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(1) Wholly owned subsidiary inactive at April 30, 1995.
(2) Wholly owned subsidiary of Fleetwood Homes of Alabama, Inc.
(3) Wholly owned subsidiary of Niesmann & Bischoff Clou Mobile GmbH & Co. KG.
(4) Wholly owned subsidiary of Fleetwood International, Inc.
(5) Wholly owned subsidiary of Fleetwood Credit Corp.
(6) Majority owned subsidiary of Fleetwood Deutschland GmbH.
(7) Partnership of which Fleetwood Deutschland GmbH owns majority interest.